Exhibit 5.0

Suite 900, 607 14th Street, NW Washington, DC 20005-2018 t 202 508 5800 f 202 508 5858

October 15, 2020	direct dial 202 508 5893 direct fax 202 204 5616 gbronstein@kilpatricktownsend.com

Board of Directors

William Penn Bancorporation

10 Canal Street, Suite 104

Bristol, Pennsylvania 19007

Ladies and Gentlemen:

We have acted as counsel to William Penn Bancorporation, a Maryland corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”), of up to 15,208,616 shares of common stock, $0.01 par value per share, of the Company (the “Shares”) pursuant to the Registration Statement on Form S-1 (the “Registration Statement”) filed with the Securities and Exchange Commission on October 15, 2020. The Registration Statement relates to (i) up to 12,650,000 shares (the “Offering Shares”) that may be issued in a subscription offering, community offering and/or syndicated community offering or firm commitment offering and (ii) up to 2,558,616 shares (the “Exchange Shares”) that may be issued in exchange for outstanding shares of common stock, par value $0.10 per share, of William Penn Bancorp, Inc., a Pennsylvania corporation.

We have reviewed the Registration Statement, the Plan of Conversion and Reorganization filed as Exhibit 2.0 to the Registration Statement, and the corporate proceedings of the Company with respect to the authorization of the issuance of the Shares. We have also examined originals or copies of such documents, corporate records, certificates of public officials and other instruments, and have conducted such other investigations of law and fact as we have deemed necessary or advisable for purposes of our opinion. In our examination, we have assumed, without verification, the genuineness of all signatures, the authenticity of all documents and instruments submitted to us as originals, and the conformity to the originals of all documents and instruments submitted to us as certified or conformed copies.

This opinion is limited solely to the Maryland General Corporation Law, including applicable provisions of the Constitution of Maryland and the reported judicial decisions interpreting such law.

Board of Directors

William Penn Bancorporation

October 15, 2020

For purposes of this opinion, we have assumed that, prior to the issuance of any Shares, the Registration Statement, as finally amended, will have become effective under the Act and that the mergers contemplated by the Plan of Conversion and Reorganization will have become effective.

Based upon and subject to the foregoing, it is our opinion that:

(i)        the Offering Shares, when issued and sold in the manner described in the Registration Statement, will be validly issued, fully paid and nonassessable; and

(ii)       when the Company issues and delivers the Exchange Shares in accordance with the terms of the Plan of Conversion and Reorganization, the Exchange Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and as an exhibit to the Application on Form MM-AC of William Penn, MHC filed with the Board of Governors of the Federal Reserve System (the “Federal Reserve Board Application”), and to the reference to our firm under the heading “Legal and Tax Opinions” in the prospectus which is part of each of the Registration Statement and the Federal Reserve Board Application, as such may be amended or supplemented, or incorporated by reference in any Registration Statement covering additional shares of Common Stock to be issued or sold under the Plan of Conversion and Reorganization that is filed pursuant to Rule 462(b) of the Act, and to the reference to our firm in the Federal Reserve Board Application. In giving such consent, we do not hereby admit that we are experts or are otherwise within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

KILPATRICK TOWNSEND & STOCKTON LLP

/s/ Gary R. Bronstein
Gary R. Bronstein, a Partner